UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 13, 2017

GORDMANS STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34842	26-3171987
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1926 South 67th Street

Omaha, Nebraska 68106

(Address of principal executive offices, zip code)

(402) 691-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 18, 2017, Gordmans Stores, Inc. (“the Company”, “our) issued a press release announcing that Lisa C. Evans resigned her position as Executive Vice President and Chief Merchandising Officer to pursue other interests effective January 20, 2017.

Item 8.01.	OTHER EVENTS.

As part of our succession plan, Arthur Gorling has been promoted to the position of Senior Vice President and Chief Merchandising Officer. Mr. Gorling joined Gordmans in 2013 as Vice President and DMM of Home Essentials. In 2015, Mr. Gorling took on responsibilities for men’s apparel, young men’s apparel, team, swim, outerwear and active divisions. During Mr. Gorling’s retail career at Macy’s, May Company, Stage Stores and Gordmans, he has had Buyer or DMM responsibilities for a wide range of merchandise, including mattresses, TV and electronics, towels, audio, small electrics, housewares, food and candy, home essentials, men’s apparel, young men’s apparel, kids apparel, team apparel, outerwear, swim, active, and luggage. Mr. Gorling has a B.A. degree from Tulane University and completed graduate studies in the Master’s in Business Administration program at Georgia State University.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1 Press Release of Gordmans Stores, Inc. dated January 18, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GORDMANS STORES, INC.

Date: January 18, 2017	By:	/s/ James B. Brown
		Name:	James B. Brown
		Title:	Executive Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary

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